EXHIBIT 99.1

                                    GUARANTEE

By:

AEGON N.V. (the "Guarantor")

Whereas:

(A) As part of its USD 4,500,000,000 commercial paper program (the "Program") Transamerica Finance Corporation (the "Issuer") proposes, from time to time, to issue Notes.

(B) The Notes will be issued pursuant to one of several dealer agreements dated March 19, 2000, July 16, 1996, September 16, 1988, September 1, 1998 and June 1, 1984 between the Issuer and the Dealers named in it (the "Dealer Agreement") and an agency agreement dated June 1, 1984 between, inter alia, the Issuer and the Agents named in it (the "Issuing and Paying Agency Agreement").

(C) Aegon has agreed to guarantee unconditionally and irrevocably all payments of principal, premium (if any) and interest (if any) due in respect of the Notes issued during the term of this Guarantee identified in that certain Dealer Agreement, as set forth above and issued as part of the Program (the "Notes") by the Issuer.

Now this Guarantee witnesses and it is hereby declared as follows:



AEGON N.V., a corporation duly incorporated under the laws of The Netherlands, hereby unconditionally and irrevocably guarantees to Cede & Co., as nominee of The Depository Trust Company, or to its registered assigns (in such capacity, together with its registered assigns, "Cede") for the benefit of Cede and each holder (a "Holder") of a Note issued by the Issuer, a wholly-owned subsidiary of the Guarantor, and evidenced by the Master Note to which this Guarantee is attached (the "Master Note"), the prompt and punctual payment (and not merely the collection) of all obligations represented by the Master Note, when and as the same shall become due and payable, without any requirement that Cede, the Holder or Chase Manhattan Bank, as issuing and paying agent for the Notes (the "Issuing and Paying Agent") under that certain Issuing and Paying Agency Agreement among the Issuer and the Issuing and Paying Agent, as the same may be amended from time to time, first proceed against the Issuer. All payments to be made under this Guarantee in respect of the Master Note shall be payable to Cede. This Guarantee shall also cover all charges and expenses related to the Notes and all expenses incurred by either Cede or the Holder in enforcing its rights under this Guarantee.

The liability of the Guarantor under this Guarantee shall be unconditional and irrevocable for the duration of this Guarantee, as hereinafter set forth, irrespective of (i) any lack of validity or enforceability of the Master Note or any Note, (ii) any change of the time, manner or place of payment, or any other term, of the Master Note or any Note, (iii) any law, regulation or order of any jurisdiction affecting any term of the Master Note or any Note or Cede's or any Holder's rights with respect thereto, and (iv) any other circumstance which might otherwise constitute a defence available to, or a discharge of, the Issuer or the Guarantor.

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        This  Guarantee  shall  extend to all Notes issued by the Issuer for the period from the date of this Guarantee until December 31, 2000 (the "Duration"). The Guarantee shall continue in full force and effect until all principal, premium and interest (including any additional amounts required to be paid in accordance with the Notes) and all other monies payable in respect of each Note issued by the Issuer during the Duration of this Guarantee have been paid. The Guarantee may be renewed, in Guarantor's sole discretion, for a specified duration in order to continue to serve in full force and effect for Notes issued by the Issuer after the Duration of this Guarantee. Renewal of the Guarantee will require a new Guarantee to be issued by the Guarantor on or before December 15, 2000. Notwithstanding any provisions stated herein, this Guarantee shall automatically terminate and be of no force or effect in the event that Issuer is no longer an affiliated company of Guarantor.

        This Guarantee is unsecured and unsubordinated and ranks pari passu with all unsecured and unsubordinated indebtedness of the Guarantor other than obligations that by mandatory operation of law would be given priority in a dissolution of the Guarantor.

         The Guarantor hereby waives (i) demand, notice and presentment, promptness, diligence, notice of acceptance and all other notice, marshalling of assets and set-off, together with any defense by reason of extension of time for payment or other indulgence granted by the Issuing and Paying Agent, Cede or any Holder, or any other defense or matter whatsoever which would otherwise release the Guarantor, and (ii) any requirement that the Issuing and Paying Agent, Cede or any Holder exhaust any right or take any action against the Issuer or any collateral security before proceeding against the Guarantor. The Guarantor will not exercise any rights which it may acquire by way of subrogation or by any indemnity, reimbursement or other agreement until all outstanding Notes and all of the obligations under this Guarantee shall have been paid in full. The Guarantor agrees that, if at any time all or any part of any payment under this Guarantee is or must be rescinded or returned by Cede, the Holder or the Issuing and Paying Agent for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Issuer or the Guarantor), then such amount shall, for purposes of this Guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to have continued to be outstanding, notwithstanding such payment hereunder to Cede, the Holder or the Issuing and Paying Agent, as the case may be, and this Guarantee shall continue to be effective or be reinstated, as the case may be, as to such amount, all as though such application had not been made.

        Any payments to any Dealer hereunder or to any Holder (each Dealer and Holder is hereinafter referred to in this paragraph as a "Payee") from time to time with respect to this Guarantee shall be in United States dollars and shall be payable free and clear of and without deduction or withholding for, or on account of, any and all present or future taxes, duties, assessments, levies and other governmental charges of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed in The Netherlands or in any other jurisdiction from which such payments are made or any territory or political subdivision thereof, unless such deduction or withholding is required by law ("Foreign Taxes"). If by operation of law or otherwise, Foreign Taxes are required to be deducted or withheld from any amounts payable to a Payee, the Guarantor agrees to pay such additional amounts to each Payee (the "Additional Amounts") as may be necessary to ensure that the net amount actually received by the Payee, after deduction of any Foreign Taxes imposed with respect to the payment of such Additional Amounts, shall equal the amount the Payee would have received if no Foreign Taxes had been deducted or withheld from such payment; provided, however, that no Additional Amounts shall be so payable for or on account of: (i) any Foreign Taxes which would not have been imposed but for the fact that any Payee: (A) had a present or former personal or business connection with The Netherlands or any other jurisdiction from which payments are made, or any territory or political subdivision thereof (a "Foreign Jurisdiction") other than the mere ownership of, or receipt of payment under, the Notes; (B) presented such Notes for payment in any Foreign Jurisdiction unless such Notes could not have been presented for payment elsewhere; (C) presented a Note for payment more than fifteen (15) days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or (D) did not provide to the Issuer correct or sufficient information to avoid any withholding of taxes; (ii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge; or (iii) any Foreign Taxes which are payable otherwise than by withholding or deduction.

        To the extent that the Guarantor or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or other similar grounds, from any legal action, suit or proceeding in connection with or arising out of this Guarantee, from the giving of any relief thereunder, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgement, from attachment in aid of execution of judgement, or from execution of judgement or other legal process or proceeding for the giving of any relief or for the enforcement of any judgement, in any jurisdiction in which any proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guarantee, the Guarantor hereby irrevocably and unconditionally waives, and agrees for the benefit of Cede and each Holder from time to time of a Note, not to plead or claim any such immunity, and consents to such relief and enforcement.

        This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law provisions, except with respect to authorization and execution by or on behalf of the Guarantor which are required to be governed by the laws of The Netherlands. The Guarantor agrees that any legal action, suit or proceeding against it arising out of or related to this Guarantee may be brought in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of the aforementioned courts, in personam, generally and unconditionally, with respect to any suit, action or proceeding in connection with or arising out of this Guarantee for itself and its respective properties, assets and revenues. The Guarantor agrees that a final unappealable judgement in any action or proceeding arising out of or relating to this Guarantee shall be conclusive and may be enforced in any other jurisdiction otherwise having jurisdiction over the Guarantor by suit on the judgement or in any other manner provided by law.

         The Guarantor hereby consents to accept service of process at the offices of LeBouef, Lamb, Greene & MacRae Attention Donald Henderson, located at 125 West 55th Street, New York, New York 10019 and acknowledges that process may be served in any suit or proceeding instituted in any Federal or State court located in the Borough of Manhattan arising out of or relating to this Guarantee, in accordance with legal procedures prescribed for such courts, provided that in the case of such service of process upon the process agent, the party effecting the service shall also deliver a copy thereof to Guarantor via overnight courier service to the attention of Group Treasury at AEGON NV , Mariahoeveplein 50, 2591 TV, The Hague, The Netherlands. Nothing herein shall in any way be deemed to limit the ability of Cede, the Issuing and Paying Agent or the Holder to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Guarantor or bring actions, suits or proceedings against the Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law.


                              The Hague, August 1, 2000 AEGON N.V.

                              By:      s/C. M. van Katwijk
                              Name:    C. M. van Katwijk
                              Title:   Senior Vice President and Group Treasurer